UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-16587	55-0672148
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On December 22, 2016, George W. Pace notified Summit Financial Group, Inc. (the “Company”) that he intended to retire from the Company’s Board and would not stand for re-election as a director of the Company at the end of his term in May, 2017. Mr. Pace serves as the Chair of the Company’s Audit and Compliance Committee and serves as a member the Compensation and Nominating Committee and the Asset/Liability and Funds Management Committee. Mr. Pace’s resignation is not in response to any disagreement with the operations, policies or practices of the Company.
(d)    On December 22, 2016, the Company’s Board of Directors increased the size of the Board to seventeen (17) members and appointed John B. Gianola to serve on the Board to fill the vacancy created by that action. Mr. Gianola was also appointed to serve on the Board of Directors of Summit Community Bank, Inc., the Company’s wholly owned subsidiary bank. The appointment was effective immediately.
Mr. Gianola retired in 2013 as a managing partner of the Charleston, West Virginia office of Ernst & Young LLP (“EY”), an international public accounting firm, where he was responsible for EY’s practice in the State of West Virginia. During his 38 year career with EY, he had supervisory responsibility for engagements involving accounting and auditing for a variety of industries including banking, insurance, distribution, energy, mining, manufacturing, technology, and not for profit and governmental entities. Mr. Gianola holds a Bachelor of Science in Business Administration in Accounting from West Virginia University and is a member of the American Institute of Certified Public Accountants, the West Virginia Society of Certified Public Accountants, the Board of Advisors of The College of Business and Economics at West Virginia University and the West Virginia University Foundation.
Mr. Gianola is not party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Gianola and any other persons pursuant to which Mr. Gianola was appointed to the Board of the Company.

Mr. Gianola will serve on the Company’s Audit and Compliance Committee, Compensation and Nominating Committee and the Asset/Liability and Funds Management Committee.

Mr. Gianola will receive the same cash compensation for Board service as the other members of the Board. Directors of the Company receive $500 per board meeting attended. Non-employee Directors of the Company who serve on the Company’s Audit and Compliance Committee and Compensation and Nominating Committee receive $750 for each meeting attended. Non-employee Directors serving on other Company Committees receive $150 per committee meeting attended. Members of the Board of Directors of Summit Community Bank, Inc., the Company’s wholly owned subsidiary bank, are paid an annual retainer fee based on the asset size of the subsidiary bank as of December 31st of the prior year and receive $500 for each meeting attended and $150 for each committee meeting attended. Mr. Gianola will also enter into an Indemnification Agreement with the Company. The Indemnification will be in the same form as executed by the other members of the Board and attached to the Company’s Form 10-K for the year ended December 31, 2015.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.

Date: December 29, 2016	By: /s/ Julie R. Markwood
Julie R. Markwood
Vice President &
Chief Accounting Officer